Exhibit 10.01

SALE AND PURCHASE AGREEMENT

AN AGREEMENT made 19 August 2025

BETWEEN

COSMO ESTEEM SDN BHD (Registration No. 201301020752 (1050582-A)), a company incorporated in and under the laws of Malaysia and having its registered office at 3A-3-2, Platinum Mondrian, PV128, No. 128, Jalan Genting Klang, Setapak, 53300 Wilayah Persekutuan Kuala Lumpur and its business address at Lot 4006A, Jalan Bukit Badak, Kampung Baru Subang, 40150 Shah Alam, Selangor (hereinafter referred to as the “Vendor”) of the one part;

AND

GRAPHJET TECHNOLOGY SDN BHD (Registration No. 201901046089 (1355419-P)), a company incorporated in and under the laws of Malaysia and having its registered office at No. B3-3-3, Block B, Megan Salak Park, Jalan 1/125E, Taman Desa Petaling, 57100 Wilayah Persekutuan Kuala Lumpur and its business address at Lot 3895 Lorong 6D, Jalan Kampung Baru Subang, Seksyen U6, 40150 Shah Alam, Selangor (hereinafter referred to as the “Purchaser”) of the second part;

AND

GRAPHJET TECHNOLOGY (Registration No. 379437 ), a company incorporated in and under the laws of Cayman Islands and having its registered office at 4th Floor, Harbour Place, 103 South Church Street, P.O.Box 10240, Grand Cayman, KY1-1002, Cayman Island (hereinafter referred to as the “GTI”) of the last part;

WHEREAS

1)	The Vendor is the registered proprietor and beneficial owner of the all that piece of leasehold land held under title HSD 323542, PT 819, Pekan of Subang, District of Petaling, State of Selangor (hereinafter referred to as the “Title”) measuring 7,856 square meter together with the following building erected thereon and bearing postal address at No, 3895, Lorong 6D, Kampung Baru Subang, Seksyen U6, 40150 Shah Alam, Selangor Darul Ehsan (hereinafter referred to as the “Property”):-

a)	a single storey factory with basement;

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b)	a three storey office annexed;

c)	a guardhouse;

d)	a TNB substation; and

e)	a refuse chamber.

2)	The Purchaser is a wholly owned subsidiary company of GTI whose shares are listed and traded on the NASDAQ stock exchange in the United States of America.

3)	The Property is currently free from any restriction to sell assign and transfer and free from liens, easements, caveats, prohibitory orders and all encumbrances save for three (3) charges created in favour of Hong Leong Bank Berhad (Company No. 97141-X) (hereinafter referred to as the “Chargee”) vide the following presentation number and registration date (hereinafter referred to as the “Existing Charges”):-

a)	presentation number : 001SC1179H/2014

registration date : 6 March 2014

b)	presentation number: 001SC1315H/2018

registration date : 17 May 2018

c)	presentation number: 001SC2257H/2020

registration date : 14 September 2020

4)	Vide a lease agreement dated 28 JULY 2023 as well as extension letters dated 01 AUGUST 2024 & 21 JULY 2025 made between the Vendor and the Purchaser (hereinafter referred to as the “Tenancy Agreement”), the Property is currently rented to the Purchaser upon the terms and conditions set out therein. The current tenancy of the Property is up to 31 January 2026 at a monthly rental of Ringgit Malaysia Eighteen Thousand (RM18,000.00) (hereinafter referred to as the “Monthly Rental”).

5)	Subject to the conditions precedent as stated in Clause 1.1 being fulfilled, the Vendor agrees to sell on an “as is where is” basis and the Purchaser agrees to purchase the Property on an “as is where is” basis with legal possession and condition free from charges, liens, easements, caveats, prohibitory orders and all encumbrances and subject to all restrictions and conditions of the document of title (whether express or implied) affecting the Property upon the terms and conditions hereinafter appearing.

6)	The Vendor had on its own volition opted not to be legally represented in this sale and purchase transaction.

7)	The Purchaser is represented by MESSRS GARY TEH & NGIAM, Advocates & Solicitors of Unit 1608, 16th Floor, Block A, Damansara Intan, No. 1, Jalan SS20/27, Petaling Jaya, 47400 Selangor (hereinafter referred to as the “Purchaser’s Solicitors”).

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NOW THIS AGREEMENT WITNESSETH as follows :-

1.	THIS AGREEMENT

1.1	Conditions Precedent: The sale and purchase of the Property herein shall be subject to and conditional upon the fulfilment of the following within six (6) months from the date of this Agreement or such further period as may be mutually agreed by the parties in writing (hereinafter referred to as the “Conditional Period”):-

(a)	the Purchaser procuring the written consent of the state authority for the Purchaser (as foreign company as defined under the National Land Code) to purchase the Property (hereinafter referred to as the “State Authority Consent”); and

(b)	Where applicable, the Vendor procuring the requisite consents and approvals from the appropriate authorities, financiers or such other party to consummate the sale and purchase of the Property contemplated under this Agreement,

(hereinafter referred to as the “Conditions Precedent”).

1.2	All costs and expenses to be incurred for fulfilment of the Condition(s) Precedent shall be fully borne by the party responsible for fulfilment of the Condition(s) Precedent.

1.3	The parties shall use all necessary endeavours in procuring and fulfilling the Conditions Precedent within the Conditional Period. To this end, each party undertakes to furnish all such documents and information as may be required for such purposes without any condition or undue delay. Each party undertakes to notify the other parties as soon as reasonably practicable (and in any event within Five (5) days) upon becoming aware that a Condition Precedent to be fulfilled by it has been fulfilled. Together with the notification, the Vendor shall forward or cause to be forwarded to the Purchaser’s Solicitors the original approvals/consents obtained.

1.4	In the event that condition(s) is/are imposed in respect of any of the Conditions Precedent and any such condition(s) is/are unreasonably burdensome on either Party (the “Affected Party”), the Affected Party must, within a period of Seven (7) Working Days (or such other period as may be mutually agreed between the parties in writing) from the date of its receipt of notice of such condition(s), notify the other Party in writing of its election to either:

(a)	accept the condition(s) imposed, in which case the said Condition Precedent shall be deemed to have been fulfilled;

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(b)	appeal against the condition(s) imposed (“Appeal”), in which case Clause 1.5 below shall apply; or

(c)	reject the condition(s) imposed, in which case the said Condition Precedent shall be deemed not fulfilled and Clause 1.7 below shall apply mutatis mutandis.

1.5	In the event that the Affected Party elects to Appeal, the Party responsible for fulfilment of the said Condition(s) Precedent must submit or procure the submission of the Appeal within Fourteen (14) days from the date of notification of the Affected Party’s election to appeal pursuant to Clause 1.4 (b) above (or such other period as may be mutually agreed between the parties in writing) (“Appeal Period”). Thereafter:-

(a)	In the event that the Appeal is allowed in full terms, the said Condition Precedent shall be deemed to have been fulfilled.

(b)	In the event that the Appeal is partially allowed, allowed subject to further condition(s) or rejected in its entirety, the following provisions shall be applicable:

(i)	in the case of a partial or conditional allowance of the Appeal, the Affected Party must, within a period of Fourteen (14) days (or such other period as may be mutually agreed between the parties in writing) from the date the Affected Party receives the decision on the Appeal (“Decision Period”) notify the other Party in writing of its election to either:

(aa)	accept such partial or conditional allowance, including any condition(s) attaching thereto, in which case the said Condition Precedent shall be deemed to have been fulfilled; or

(bb)	reject such partial or conditional allowance, in which case the said Condition Precedent shall be deemed not fulfilled and Clause 1.7 below shall apply mutatis mutandis.

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If the Affected Party fails to notify the other Party of its acceptance or rejection of such partial or conditional allowance of the Appeal within the Decision Period, the Affected Party shall be deemed to have accepted such partial or conditional allowance, including any condition(s) attaching thereto and the said Condition Precedent shall be deemed to have been fulfilled.

(ii)	In the case of the Appeal being rejected, the Affected Party may within a period of Fourteen (14) days (or such other period as may be mutually agreed between the parties in writing) from the date the Affected Party receives the decision on the Appeal, notify the other Party in writing of its election to either:

(aa)	further appeal against such rejection (“Further Appeal”);

(bb)	accept the condition(s) imposed, in which case the said Condition Precedent shall be deemed to have been fulfilled; or

(cc)	reject the condition(s) imposed, in which case the said Condition Precedent shall be deemed not fulfilled and Clause 1.7 below shall apply mutatis mutandis.

(c)	In the event the decision of the Appeal of Further Appeal is not obtained within the Conditional Period, unless otherwise mutually agreed by the parties in writing, the said Condition Precedent shall be deemed not fulfilled and Clause 1.7 below shall apply mutatis mutandis.

1.6	Any of the Conditions Precedent may be waived in whole or in part and conditionally or unconditionally upon the mutual agreement of the parties in writing.

1.7	In the event that the Conditions Precedent are not fulfilled within the Conditional Period, either Party shall be entitled at its discretion to rescind this Agreement by issuing a written notice of termination to the other Party’s or their solicitors and the Vendor shall within Fourteen (14) days upon such notice received/issued, as the case may be, refund the Purchase Price (as hereinafter defined) free from interest, failing which the Vendor shall pay interest at the rate of eight per centum (8%) per annum calculated on a daily basis on such sums which has not been duly paid/refunded to the Purchaser beginning from the expiry of the said Fourteen (14) days period up to the date of actual refund and payment and simultaneously in exchange for such refund, the Purchaser shall at its own costs and expenses:-

(i)	withdraw all caveats lodged by or on behalf of the Purchaser; and

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(ii)	return to the Vendor’s Solicitors all the documents provided by the Vendor under this Agreement with the Vendor’s interest intact,

thereafter this Agreement shall terminate and be of no further effect and neither parties hereto shall have any claim against the other save for any antecedent breach and thereafter the Vendor shall be at liberty to deal the Property in such manner as the Vendor shall think fit.

For the avoidance of doubt, in the event the Vendor is unable to refund the Purchase Price to be refunded within the stipulated period due to the Purchaser’s non-fulfilment of its obligations set out in Clause 1.7 (i) and (ii) above, it shall not be deemed as a delay by the Vendor.

1.8	This Agreement shall be unconditional on a date the last of the Conditions Precedent is fulfilled or waived pursuant to the terms of this Agreement (hereinafter referred to as the “Unconditional Date”).

2.	AGREEMENT TO SELL AND PURCHASE

2.1	Subject to the fulfilment of the Conditions Precedent, the Vendor has agreed to sell and the Purchaser has agreed to purchase the Property on an “as is where is” basis with legal possession and condition free from charges, liens, easements, caveats, prohibitory orders and all encumbrances and subject to all restrictions and conditions of the document of title (whether express or implied) affecting the Property upon the terms and conditions herein and at the price of Ringgit Malaysia Thirty Million Four Hundred and Fifty Thousand (RM30,450,000.00) only (hereinafter referred to as the “Purchase Price”).

3.	PAYMENT OF THE PURCHASE PRICE

3.1	The parties agreed that the Purchase Price shall be settled in full on the date of this Agreement. Subject Clause 3.2 below, the Purchase Price shall be satisfied by the Purchaser to the Vendor by allotment and issuance of 97,462,455 new ordinary shares in GTI (hereinafter referred to as the “GTI Shares”) to the Vendor at an issue price of USD0.074 per ordinary shares (hereinafter referred to as the “Issue Price”) (hereinafter referred to as the “Consideration Shares”).

3.2	The parties agree that upon the issuance and allotment of the Consideration Shares, the Purchaser shall cause the registration of the Consideration Shares which would allow the Vendor to sell the Consideration Shares on NASDAQ stock exchange (hereinafter referred to as the “Shares Registration”) in such number of tranches as may be determined by the Purchaser. The amount of Consideration Shares to be registered each time pursuant to the Shares Registration will be determined by the Purchaser.

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Adjustments:

For each registration of Consideration Shares, if the share price of the GTI Shares based on the date prior to the respective Share Registration date (hereinafter referred to as the “Closing Price”) is lower than the Issue Price, the Purchaser agree to issue additional number of Consideration Shares to the Vendor as follows:-

Additional GTI Shares to be issued by the Purchaser	=	No. of Consideration Shares to be registered x Issue Price	-	No. of Consideration Shares to be registered x Closing Price x 80%
_________________________________________________________________ Closing Price

The parties hereby agree that, in the event a fraction of GTI Share arise from the computation above, it shall be rounded down to the nearest whole number.

3.3	In the event the share price of the GTI Shares decrease by fifty per centum (50%) or more from the Issue Price at any time before all the Consideration Shares are registered, the Vendor shall have the right to terminate the Agreement whereby Clause 8.2 below shall apply mutatis mutandis.

3.4	The additional number of GTI Shares to be issued pursuant to Clause 3.2 above shall be issued within Fourteen (14) days from the respective Shares Registration date.

3.5	For the avoidance of doubt, if the share price of the GTI Shares based on the date prior to the respective Share Registration date is higher than the Issue Price, no adjustment shall be made to the Consideration Shares.

3.6	The parties hereby agree that the Vendor shall be at liberty to sell, dispose and/or deal with the Consideration Shares or any part thereof in such manner as the Vendor shall think fit upon the Shares Registrations.

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4.	EXECUTION AND DELIVERY OF DOCUMENTS

4.1	Within Fourteen (14) days from the date of this Agreement, the parties shall provide the following documents to the other party:-

4.1.1	The Vendor shall deposit or cause to be deposited with the Purchaser’s Solicitors the following documents (hereinafter collectively referred to as the “Vendor’s Documents”):-

(a)	copy of the sale and purchase agreement evidencing the purchase of the Property by the Vendor;

(b)	three (3) certified true copies the Vendor’s Memorandum & Articles of Association/ Constitution;

(c)	three (3) certified true copies of the Vendor’s latest Form 9 and Form 13 under the Companies Act 1965 or the Certificate of Incorporation and Certificate of Incorporation on Change of Name under the Companies Act 2016 (whichever is applicable);

(d)	three (3) certified true copies of the Vendor’s latest Form 24 under the Companies Act 1965 or the latest Return of Allotment of Shares under the Companies Act 2016 (whichever is applicable);

(e)	three (3) certified true copies of the Vendor’s latest Form 44 under the Companies Act 1965 or the latest Notification of Change in the Registered Address under the Companies Act 2016 (whichever is applicable);

(f)	three (3) certified true copies of the Vendor’s latest Form 49 under the Companies Act 1965 or the relevant notification of change in the Registers of Directors under the Companies Act 2016 (whichever is applicable);

(g)	three (3) certified true copy each of the Vendor’s directors’ resolution and shareholder’s resolution authorising the following:-

(i)	the sale of the Property to the Purchaser;

(ii)	the execution of this Agreement, the Memorandum of Transfer and all other documents pertaining thereto; and

(iii)	the affixation of the Vendor’s common seal onto this Agreement, the Memorandum of Transfer and all other relevant documents in accordance with the Vendor’s Constitution;

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(h)	three (3) clear, coloured and certified true copies each of the MyKad (NRIC)/ passport of the authorised signatories of the Vendor;

(i)	certified true copy of the certificate of fitness for occupation in respect of the Property and a copy of each of all approved plans for all renovations (if any) carried out in respect of the Property;

(j)	certified true copy of the current year quit rent and assessment receipt of the Property; and

(k)	Vendor’s income tax file reference number.

4.1.2	The Purchaser shall, if requested, within Fourteen (14) days from request, provide the Vendor with the following:-

(a)	a certified true copy each of the Purchaser’s directors’ resolution and shareholder’s resolution authorising the following:-

(i)	the purchase of the Property from the Vendor;

(ii)	the execution of this Agreement, the Memorandum of Transfer and all other documents pertaining thereto; and

(iii)	the affixation of the Vendor’s common seal onto this Agreement, the Memorandum of Transfer and all other relevant documents in accordance with the Purchaser’s Constitution.

4.2	Memorandum of Transfer

4.2.1	Simultaneously with the execution of this Agreement the Vendor and the Purchaser shall execute a valid and registrable Memorandum of Transfer of the Property free from all encumbrances in favour of the Purchaser (hereinafter referred to as the “Memorandum of Transfer”) and all other relevant documents necessary for effecting the transfer of the Property to the Purchaser free from all encumbrances and shall deposit the same with the Purchaser’s Solicitors who are hereby authorised to present the Memorandum of Transfer for adjudication and payment of stamp duty at the appropriate time.

4.2.2	Upon the Memorandum of Transfer being adjudicated the Purchaser shall pay the stamp duties thereon upon being informed by the Purchaser’s Solicitors. The Purchaser’s Solicitors are thereafter authorised to present the duly stamped Memorandum of Transfer for registration with the Land Registry upon the Purchaser’s Solicitors receipt from the Vendor of the Original Title, the Discharge Documents, certified true copies of current year quit rent and assessment receipt (in the event that the receipts provided earlier is no longer current at this stage), the Vendor’s Documents and all other relevant documents required as may be required to ensure registration of the Title to the Property in favour of the Purchaser free from all charges, liens, easements, caveats, prohibitory orders and all encumbrances.

4.2.3	In the event this Agreement shall be terminated in accordance with the terms and condition of this Agreement, the Purchaser’s Solicitors are irrevocably authorised to return the Memorandum of Transfer to the Vendor for cancellation in accordance with the terms of this Agreement save in the instance where the Memorandum of Transfer has been duly adjudicated and stamped with the ad valorem stamp duty, the Purchaser’s Solicitors are irrevocably authorised to retain and surrender the Memorandum of Transfer to the Collector of Stamp Duty for their cancellation thereof to obtain a refund of the stamp duty paid.

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4.3	Redemption of the Property

4.3.1	Within One (1) month from the Unconditional Date or extended period to be granted by the Purchaser, the Vendor shall cause to be delivered to the Purchaser’s Solicitors the following documents (hereinafter shall collectively referred to as the “Discharge Documents”):-

(a)	the Original Title to the Property;

(b)	the Duplicate Charge and the duly executed, stamped and valid Discharge of Charge by the Chargee in respect of the Existing Charges together with the requisite registration fees;

(c)	a certified true copy of the current year quit rent receipt and assessment receipts (in the event that the receipts provided earlier is no longer current at this stage); and

(d)	such other documents as it shall be incumbent upon the Vendor and Chargee to produce to facilitate the registration of the Memorandum of Transfer in favour of the Purchaser free from all encumbrances.

Upon receipt of the abovementioned documents, the Purchaser’s Solicitors are hereby irrevocably authorised and shall within Fourteen (14) days thereof, present the Memorandum of Transfer together with all other relevant documents for registration.

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4.4	For the avoidance of doubt, the day:-

(a)	the Title is registered in favour of the Purchaser free from all encumbrances; or

(b)	the Consideration Shares (including additional GTI Shares to be issued due to adjustment) are duly registered in favour of the Vendor;

whichever the later shall hereinafter be referred to as the “Completion Date”.

5.	DEFAULT BY THE PURCHASER

5.1	If the Purchaser shall fail to pay the Purchase Price in accordance with the terms and conditions herein for any reason not due to the default of the Vendor or the Purchaser shall fail, neglect or refuse to observe or perform or otherwise be in breach of any of the material terms, conditions and provisions of this Agreement which if capable of being remedied is not remedied within twenty one (21) days of the Vendor’s notice to the Purchaser, the Vendor shall be entitled to terminate this Agreement at any time thereafter and to forfeit such part of the Purchase Price equivalent to Ringgit Malaysia Three Hundred Thousand (RM300,000) only as the agreed liquidated damages (hereinafter referred to as the “Agreed LAD”) by notice in writing to the Purchaser and the Vendor shall refund within fourteen (14) days from the date of the notice of termination all other Purchase Price received (save for the Agreed LAD) by the Vendor from the Purchaser in accordance with the provisions pursuant to this Agreement free of interest, failing which interest at the rate of eight per centum (8%) per annum on daily rests shall be paid on the aforesaid Purchase Price to be refunded from the expiry of the due date to the date of actual payment and in exchange of such refund, the Purchaser shall at their own cost and expense: -

(i)	withdraw all caveats lodged by or on behalf of the Purchaser; and

(ii)	return to the Vendor’s Solicitors all the documents provided by the Vendor under this Agreement with the Vendor’s interest intact (save in the event that the stamp duty has been paid on the Memorandum of Transfer, the Memorandum of Transfer shall be retained by the Purchaser’s Solicitors to obtain a refund of stamp duty), whereupon this Agreement shall terminate and be of no further effect and neither parties hereto shall have any claim against the other and thereafter the Vendor shall be at liberty to deal the Property in such manner as the Vendor shall think fit.

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6.	DEFAULT BY VENDOR

6.1	It is also further agreed between the parties hereto that if the Vendor fail to comply with their obligations under this Agreement to complete the sale herein, breach a material term and/or condition of this Agreement and/or is wound up or there is a winding up proceeding against the Vendor, the Purchaser shall be entitled to specific performance of this Agreement and all other remedies available to them wherein all costs and expenses incurred by the Purchaser (including but not limited to the solicitors cost on solicitors and client basis) in connection therein shall be paid and borne by the Vendor. Alternatively the Purchaser shall be entitled to terminate this Agreement whereupon the Purchase Price satisfied by Purchaser and/or on behalf of the Purchaser herein under this Agreement to the Vendor shall be refunded free of interest and the Vendor shall in addition pay to the Purchaser a sum amounting to the Agreed LAD as agreed liquidated damages for the Vendor’s breach within fourteen (14) days from the date of receipt by the Vendor of the notice of termination failing which interest at the rate of eight per centum (8%) per annum on daily rests shall be paid on the aforesaid Purchase Price to be refunded from the expiry of the due date to the date of actual payment and in exchange of such refund. Upon receipt by the Purchaser of the Refund and Agreed LAD in full the Purchaser shall at their own cost and expense: -

(i)	withdraw all caveats lodged by or on behalf of the Purchaser; and

(ii)	return to the Vendor’s Solicitors all the documents provided by the Vendor under this Agreement with the Vendor’s interest intact (save in the event that the stamp duty has been paid on the Memorandum of Transfer, the Memorandum of Transfer shall be retained by the Purchaser’s Solicitors to obtain a refund of stamp duty), whereupon this Agreement shall terminate and be of no further effect and neither parties hereto shall have any claim against the other and thereafter the Vendor shall be at liberty to deal the Property in such manner as the Vendor shall think fit.

7.	PASSING OF INTEREST IN THE PROPERTY

7.1	The Vendor hereby expressly agrees and confirms that as from the Unconditional Date, they shall have no right title interest or anything whatsoever in and to the Property or any part thereof and the Vendor hereby expressly further acknowledge that as from the date thereof the Purchaser are the persons entitled to the legal and equitable title and interest in and to the Property.

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8.	NON-REGISTRATION OF DOCUMENTS

8.1	If the Memorandum of Transfer of the Property cannot be registered in favour of the Purchaser free from all encumbrances by reason of any liens, caveats (save for the caveat(s) entered in favour of the Purchaser), prohibitory orders or other encumbrances due to no fault of the Vendor and/or the Purchaser, it shall be the duty of the Vendor to remove or cause to be removed forthwith at the Vendor’s own cost and expense such caveat, prohibitory orders, or other encumbrances in order to enable the Purchaser to be registered as proprietor free from all encumbrances without prejudice to the right of the Purchaser hereunder to take steps or actions to remove such caveat, prohibitory orders, or other encumbrances or to enforce this Agreement by specific performance and in such an event, the Vendor shall reimburse the costs and expenses incurred by the Purchaser. Where the reasons for non-registration of the Memorandum of Transfer shall be due to any defects or other inadequacy in the documents presented to the relevant Land Office or Registry which are capable of being remedied by the parties hereto, the parties hereto agree to execute all such documents and do all such acts and things for the purpose of remedying any such defects or inadequacy.

8.2	In the event the Memorandum of Transfer is rejected for registration or cannot be registered by the relevant land registry for any reason not due to any default, willful neglect, omission or blameworthy conduct of any of the parties, the Purchaser shall be entitled at their option to request the Vendor to refund and the Vendor shall within fourteen (14) days of the date of the notice of demand refund free of interest to the Purchaser all Purchase Price theretofore satisfied by the Purchaser and/or on the Purchaser’s behalf to the Vendor (hereinafter referred to as the “Refund”) by depositing the Refund in full with the Purchaser’s Solicitors failing which interest of Eight per centum (8%) per annum commencing from the expiry of the fourteen (14) days of the notice of such demand shall be payable by the Vendor to the Purchaser on the Refund not yet refunded until the date of full settlement. Upon receipt of the Refund in full by the Purchaser’s Solicitors, the Purchaser shall return or caused to be returned the Original Title of the Property and the Discharge Documents with the Vendor’s rights and interest as the registered proprietor intact, the Memorandum of Transfer (save in the event that the stamp duty has been paid, the Memorandum of Transfer shall be retained by the Purchaser’s Solicitors to obtain a refund of stamp duty) in the custody of the Purchaser’s Solicitors to the Vendor and and thereafter the Purchaser’s Solicitors shall release the Refund to the Purchaser. After the refund and redelivery of documents neither party hereto shall have any further claim against the other and whereupon this Agreement shall terminate and be of no further effect and the Purchaser thereafter relinquish their right title interest or anything whatsoever in and to the Property.

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9.	REAL PROPERTY GAINS TAX

9.1	The Vendor and the Purchaser hereby agree covenant and undertake with each other that they shall within sixty (60) days from the date of the State Authority Consent notify the Director-General of Inland Revenue of the sale of the Property by the Vendor to the Purchaser in the manner required by the Real Property Gains Tax Act, 1976 or any amendment to the Act thereto. In the event any of the party hereto fails to provide the other party their income tax file reference number and the branch of the Inland Revenue Board that handles such file resulting in the other party being unable to submit the relevant return to the Inland Revenue Board within the stipulated time, the defaulting party shall indemnify and cause to be indemnified the other party all claims, actions, damages, penalty, costs, expenses and whatsoever liabilities arising out of or in relation to their default.

9.2	The Vendor shall forward or cause to be forwarded to the Purchaser’s Solicitors a copy of the CKHT 1A form submitted to Director-General of Inland Revenue.

9.3	The Vendor hereby undertake to indemnify and keep the Purchaser’s and the Purchaser’s Solicitors indemnified against all actions, proceedings and demands, if any, resulting from any failure by the Vendor to comply with the provisions of the Act and/or such other requirements of the law that may be in force.

10.	DELIVERY OF LEGAL POSSESSION & TENANCY AGREEMENT

10.1	The Vendor hereby agrees that in consideration of the Purchaser entering into this Agreement for the Purchase of the Property, the Vendor hereby waive their rights in the collection of Monthly Rental of the Property from the Purchaser from 1 September 2025 up to the Completion Date. For the avoidance of doubt, in the event this Agreement is terminated, the Vendor shall be entitled to charge and claim for the rental starting from 1 September 2025 up to the termination date.

10.2	The parties hereby agree that the tenancy pursuant to the Tenancy Agreement will be deemed to have terminated on the Completion Date and legal possession of the Property shall be deemed to have been delivered to the Purchaser on the Completion Date.

10.3	Upon the date of this Agreement and subject to the completion of this Agreement in accordance with the terms and conditions set out herein, the outstanding Monthly Rental of RM450,000.00 due and owing from the Purchaser to the Vendor shall be deemed waived by the Vendor and the Vendor shall have no further claims whatsoever on the said outstanding Monthly Rental against the Purchaser.

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11.	GOVERNMENT ACQUISITION

11.1	The Vendor hereby covenants with the Purchaser that they have not received any notice from the Government or any proper authorities having power in that behalf to acquire the Property or any part or parts thereof.

11.2	It is hereby agreed between the parties hereto that in the event of the Government or any proper Authorities having power in that behalf acquiring the Property or any part or parts thereof for any purpose whatsoever after the date of this Agreement and before the date of registration of the Memorandum of Transfer of the Property or the date the Purchase Price is paid to the Vendor, whichever the earlier, the Vendor shall immediately by writing notify the Purchaser upon receiving notice of any such intending acquisition or declaration and the Purchaser shall forthwith be entitled by notice in writing to the Vendor, elect:-

11.2.1	to rescind this Agreement whereupon the Vendor shall within fourteen (14) days from the date of the receipt of the Purchaser’s notice, refund to the Purchaser free of interest all Purchase Price already satisfied (hereinafter referred to as the “Refund”) by the Purchaser and/or on behalf of the Purchaser to the Vendor pursuant to this Agreement by depositing the Refund in full with the Purchaser’s Solicitors failing which interest of Eight per centum (8%) per annum commencing from the expiry of the fourteen (14) days of the notice of such demand shall be payable by the Vendor to the Purchaser on the any Purchase Price not yet refunded until the date of full settlement. Upon receipt of the Refund in full by the Purchaser’s Solicitors, the Purchaser shall return or caused to be returned the Discharge Documents to the Vendor with the Vendor’s rights and interest as registered proprietor intact and the Memorandum of Transfer (save in the event that the stamp duty has been paid, the Memorandum of Transfer shall be retained by the Purchaser’s Solicitors to obtain a refund of stamp duty) in the custody of the Purchaser’s Solicitors to the Vendor and thereafter the Purchaser’s Solicitors shall release the Refund to the Purchaser. After the refund and redelivery of documents this Agreement shall be terminated and of no effect or force and neither party hereto shall have any further right against the other save and except for any antecedent breach of this Agreement; or

11.2.2	to continue with the purchase of the Property, wherein the Vendor shall within fourteen (14) days from the date of receipt of the Purchaser’s election serve a notice upon such authorities of the Purchaser’s interest in the Property under the terms and conditions of this Agreement and thereafter the Purchaser shall be absolutely entitled to the whole of the benefit of any arrangement made or the compensation (if any) awarded by such acquiring authority in respect of such acquisition and the Vendor shall do all acts and things and execute and sign all documents to enable the Purchaser to procure such arrangement and/or compensation PROVIDED ALWAYS THAT the Purchaser shall have paid the Purchase Price in accordance with the terms herein.

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11.3	In the event that the Vendor shall be served with a notice in writing of acquisition of the Property or any part thereof after the date of registration of the Memorandum of Transfer of the Property or the date the Purchase Price is paid to the Vendor, whichever the earlier, such acquisition or intended acquisition shall not nullify or invalidate the sale and purchase herein and in which event the provision of Clause 11.2.2 hereof shall apply mutatis mutandis.

12.	VENDOR’S WARRANTIES AND UNDERTAKING

12.1	The Vendor hereby expressly confirm that the Purchaser’s entered into this sale and purchase of the Property on the Vendor’s warranties and undertakings as follows:-

12.1.1	the Vendor is the registered proprietor and beneficial owner of the Property and the Vendor has not charged mortgaged, assigned or encumbered in any manner whatsoever the Property or any part thereof or created or permitted to be created any lien or easement over the Property or part thereof other than what has already been stated by the Vendor herein this Agreement;

12.1.2	the statements contained in the Recitals hereto are true and correct and form the basis of this Agreement;

12.1.3	save as disclosed in this Agreement, the Vendor has not entered into any agreement with any third party, person, firm or company to sell dispose or assign the Property or part thereof or granted any option, license, easement or any other right whatsoever over or in respect of the Property or any part thereof to any person, firm or company;

12.1.4	the Vendor have punctually paid or shall on Completion Date have punctually paid all quit rent, rates, taxes and all other outgoings payable in respect of or in connection with or arising out of the Property and no event or default has occurred that could or might entitle the state authority to forfeit the Property or any part thereof;

12.1.5	the Vendor has observed and complied with all conditions, covenants, restrictions and category of land use, express or implied, binding on the Property or otherwise howsoever in respect of the Property;

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12.1.6	the Vendors shall not whilst this Agreement remains valid and subsisting, sell, dispose, charge, mortgage, assign or in any manner whatsoever encumber the Property or any part or parts thereof apart from that as stated in the Recitals;

12.1.7	the amount owing to the Chargee does not exceed the Purchase Price;

12.1.8	the Vendor are not wound up and that there is/are no winding up proceeding and/or petition filed or threatened against the Vendor which is still pending;

12.1.9	there is no pending suit, legal proceedings or claims against the Vendor which may affect in any way the Vendor’s title or rights to dispose of the Property;

12.1.10	the Vendor have full power, ability, legal capacity and authority to execute and deliver and perform the terms of this Agreement and has taken all necessary steps to authorize the sale herein;

12.1.11	the Vendor to their best knowledge are not aware of and has not received any notice of acquisition or intended acquisition of the Property or any part thereof by any governmental statutory urban or municipal authority pursuant to the Land Acquisition Act 1960 and/or any other relevant legislation and further, the Vendor is not aware of any advertisement in the Government Gazette of such intention has been published pursuant to the Land Acquisition Act 1960 or such other relevant legislation;

12.1.12	the Certificate of Fitness for the Property has been issued and the Vendor has not done any renovation and/or alteration to the Property which would require approval from relevant authorities and in the event that any renovation and/or alteration is made to the Property, the necessary authorities’ approval has been obtained and in any event the Vendor hereby undertake herein to obtain the same and to indemnify and keep indemnified the Purchaser if the same has not been obtained;

12.1.13	the Vendors shall not at any time hereafter do or suffer to be done or commit any act in respect of the Property or any part thereof which may render the Property liable to forfeiture or attachment or which shall contravene the provisions of existing legislation;

12.1.14	the sale of this Property by the Vendor to the Purchaser is not subjected to the approval of the Economic Planning Unit, the Prime Minister’s Department as the Vendor is not deemed as a company owned by Bumiputera interest and/or government agency under the Guideline on the Acquisition of Properties issued by the Economic Planning Unit, the Prime Minister’s Department; and

12.1.15	the contents of the Recitals are true and correct.

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12.2	The truth and correctness of the matters stated in the representations and warranties as set out in the foregoing Clause 11.1 shall form the basis of the Purchaser’s commitment to purchase the Property in accordance to the provisions of this Agreement. The Vendor shall indemnify and keep the Purchaser indemnified against any cost expenses, claims, proceedings and/or actions which may be instituted against the Purchaser resulting therefrom. If any such representation or warranty shall at any time hereafter be found to have been incorrect in any material aspect which the Vendor have failed to rectify within fourteen (14) days of a notice from the Purchaser or the Purchaser’s Solicitors requesting the same to be rectified at the Vendor’s sole cost and/or if the Vendor shall fail to make full disclosure to the Purchaser of any material particular concerning the Property at the date of this Agreement then and in such event and notwithstanding anything to the contrary herein contained the Purchaser shall have the right at his absolute discretion to terminate this Agreement and Clause 5 herein above stated shall take place.

12.3	The parties herein agree that the covenants, undertakings, representations or warranties hereof shall continue to subsist and shall survive notwithstanding the completion of this Agreement.

13.	REFUND AND PAYMENT OF AGREED LAD BY THE VENDOR TO THE PURCHASER

13.1	It is hereby agreed by the parties that in the event of any refund of Purchase Price (or part thereof) and payment of Agreed LAD required to be made by the Vendor pursuant to Clause 1.7, Clause 5.1, Clause 6.1 and Clause 8.2, such refund shall be satisfied firstly by way of return of such number of Consideration Shares being held by the Vendor at the relevant time to the Purchaser/GTI for cancellation. The Consideration Shares shall be valued according to the Issue Price. Secondly, in the event the total value of the Consideration Shares returned by the Vendor to the Purchaser/ GTI for cancellation is below the value of the Purchase Price (or part thereof) and Agreed LAD (if applicable) payable by the Vendor, the Vendor hereby agree and undertake to make good of the balance amount to be refunded by way of cash to the Purchaser. For the avoidance of doubt, the refund by the Vendor by way of Consideration Shares and/or cash shall be completed within Fourteen (14) days from the date of termination.

13.2	For the avoidance of doubt, any interest deriving from late payment by the Vendor shall be payable in cash.

13.3	The parties agree that any conversion of currencies from Ringgit Malaysia to USD and vice versa shall be done based on the middle rate of Bank Negara Malaysia at 5.00p.m. for the Working Day prior to the date the relevant payment is due.

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14.	APPORTIONMENT OF QUIT RENTS, ASSESSMENTS AND OTHER LAWFUL OUTGOINGS

14.1	The quit rents rates, assessments and other lawful outgoings payable in respect of the Property to the relevant authorities in respect thereof (excluding utility bills and other charges which the Purchaser is required to bear under the Tenancy Agreement) shall be apportioned between the Vendor and the Purchaser as at the Completion Date.

14.2	Both Vendor and Purchaser agree to notify the relevant authorities above as regards to the sale of the Property from the Vendor to the Purchaser for the purpose of updating the records of the said authorities. In this respect the parties hereto agree to extend all necessary assistance and co-operation to each other. The parties hereby confirm that the parties’ Solicitors shall hold no responsibility for the compliance of such arrangement.

15.	LODGEMENT OF CAVEAT

15.1	At any time after the date hereof, the Purchaser shall be entitled at their own cost and expense to present and register private caveat against the Property for the purpose of protecting the Purchaser’s interest in the Property and prohibiting any dealing by the Vendor in the Property prior to the completion or lawful termination of this Agreement PROVIDED THAT the Purchaser hereby irrevocably and unconditionally agree and covenant with and undertake to the Vendor that the Purchaser shall at their own costs and expense forthwith remove or cause to be removed the aforesaid private caveat or private caveats upon any lawful termination of this Agreement. The Purchaser shall upon execution of the entry of private caveat execute a withdrawal of private caveat and deposit the same together with the required fees for registration with the Purchaser’s Solicitors who are irrevocably authorised by the Purchaser to forthwith remove or cause to be removed the aforesaid private caveat upon lawful termination of this Agreement.

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16.	SOLICITOR’ COSTS

16.1	Each party shall bear their own Solicitors’ costs for preparing this Sale and Purchase Agreement and the costs for attending to the Memorandum of Transfer together with the stamp duties and registration fees thereof shall be borne and paid by the Purchaser save for the penalty incurred on late presentation for registration of the Memorandum of Transfer due to the fault of the Vendor of which the Vendor shall bear for the penalty. Each party hereto shall bear their own Solicitor’s costs for filing the relevant CKHT forms with the DGIR in respect of the disposal and acquisition of the Property. The Vendor shall bear for the solicitors cost and expense in the discharge of the Chargee’s encumbrances and in the removal of any encumbrances (if any) on the Property (save for the encumbrances entered by the Purchaser or on the Purchaser’s behalf).

17.	TIME OF THE ESSENCE

17.1	Time whenever mentioned shall be of the essence of this Agreement.

18.	BINDING EFFECT

18.1	This Agreement shall be binding upon the successors-in-title, personal representatives, and administrators of the parties hereto.

19.	SERVICE OF NOTICE OR DEMAND

19.1	Any notice or demand required to be served hereunder by either party to the other shall be in writing and shall be deemed served:-

19.1.1	after the expiration of Seven (7) days from the date of posting by registered post to the respective addresses of the parties herein or their Solicitors;

19.1.2	if sent by way of email, the later of when a delivery confirmation report is received by the sender which records the time that the email was delivered to the addressee’s email address or thirty (30) minutes after the time sent as recorded on the device from which the sender sent the email (unless the sender receives a delivery failure notification indicating that the email has not been delivered to the addressee), whichever happens first.

19.1.3	at the time of successful transmission to the number of the party’s solicitors shown in a transmission report, if given or made by facsimile to the respective Solicitors;

19.1.3	at the time it is delivered, if delivered by hand to the respective parties or their respective Solicitors; or

19.1.4	after the expiration of three (3) clear days from the date the notice or demand required to be served is couriered to the respective addresses of the parties herein or their Solicitors.

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20.	GOVERNING LAW

20.1	This Agreement shall be governed by and construed in all respects in accordance with the laws of Malaysia and the parties hereto hereby submit to the exclusive jurisdiction of the High Court of Malaya.

21.	ENTIRE AGREEMENT

21.1	This Agreement hereunto constitutes the entire agreement between the parties hereto and supersedes in all respects all previous arrangements between the parties hereto whether written oral or implied.

22.	VARIATION

22.1	No variation shall be effective unless agreed to by the parties hereto in writing.

23.	FURTHER ACTS AND DEEDS

23.1	The parties hereto shall execute, do and procure all other necessary persons or companies, if any, to execute and do all such further deeds, assurance, acts and things as may be reasonably required so that full effect may be given to the terms and conditions of this Agreement.

24.	SEVERABILITY

24.1	Any term condition stipulation provision covenant or undertaking in this Agreement which is illegal void prohibited or unenforceable shall be ineffective to the extent of such illegality voidness prohibition or unenforceability without invalidating the remaining provisions hereof.

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25.	MISCELLANEOUS

25.1	Knowledge or acquiescence by either party hereto of the breach of any of the conditions or covenants herein contained shall not operate as or be deemed to be waiver of such conditions or covenants or any of them and notwithstanding such knowledge or acquiescence each party hereto shall be entitled to exercise their respective rights under this Agreement and to require strict performance of the other of the terms and conditions herein;

25.2	Any terms conditions, stipulations, provisions, covenants or undertakings in this Agreement which is illegal void prohibited or unenforceable shall be ineffective to the extent of such illegality voidness prohibition or unenforceability without invalidating the remaining provisions hereof and any such illegality prohibition or unenforceability shall not render illegal void unenforceable any other terms conditions stipulations provisions covenants or undertakings herein contained.

26.	DEFINITIONS AND INTERPRETATIONS

26.1	In this Agreement unless there is something in the subject or context inconsistent with such construction or unless it is otherwise expressly provided:-

26.1.1	the expression “the Vendor” and “the Purchaser” shall include their respective successors and personal representatives of the Vendor and the Purchaser and where two or more persons are included in any of the aforesaid expression this Agreement binds such persons jointly and severally;

26.1.2	Any reference to time refers to Malaysian time and if an act is required to be done within a specified number of days or form a specified date, it is to be calculated inclusive of the day and begins to run from the date so specified and should the last day of the period falls on a non working day (for the purpose of this Agreement “non working day” would mean Saturday, Sunday and public holidays for the state of Selangor and/or Wilayah Persekutuan Kuala Lumpur), then it is deemed that the last day of the period shall fall on day immediately after the non working day;

26.1.4	the expression “working day” refers to Monday to Friday, excluding Saturdays, Sundays and Public Holidays in the State of Selangor and Wilayah Persekutuan Kuala Lumpur;

26.1.5	words importing the masculine gender include the feminine and neuter genders;

26.1.6	words importing the singular number include the plural and vice versa;

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26.1.7	words applicable to human beings include any body of persons corporate or unincorporated;

26.1.8	the words “Ringgit Malaysia” and the abbreviation “RM” shall mean the lawful currency of Malaysia;

26.1.9	the abbreviation “USD” shall mean the lawful currency of United States of America;

26.1.10	references to Clauses or Schedule are to be construed as references to Clauses or Schedule of this Agreement;

26.1.11	references to the provisions of any legislation includes a reference to any statutory modification and re-enactment thereof;

26.1.12	the expression of “relevant authorities” shall mean any governmental, semi quasi-governmental and/or statutory departments, agencies or bodies;

26.1.13	references to “party” and “parties” shall be construed as references to a party or the parties to this Agreement; and

26.1.14	the Schedules hereto shall be taken and construed together as an essential integral part of this Agreement.

27.	COUNTERPARTS

27.1       This Agreement may be executed in any number of counterparts and all counterparts taken together shall be deemed to be one agreement. For the avoidance of doubt, the parties need not sign the same physical signature page. Signing of this Agreement and transmission by email in accordance with Clause 19 will be acceptable and binding upon the parties. Each party agrees to provide their respective original signed counterpart to the other parties as soon as practicable after execution.

**************the rest of the page is intentionally left blank **************

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IN WITNESS WHEREOF the parties hereto have hereunto set their respective hands the day and year first abovewritten.

THE VENDOR

The execution of this Agreement by	)
COSMO ESTEEM SDN BHD	)
REGISTRATION NO. 201301020752 (1050582-A))
was duly effected in a manner authorised by its	)
constitution under its Common Seal	)
which said Common Seal was hereunto duly affixed	)
in the presence of:-)

…………………………………………		…………………………………………
Director/Secretary

Name:	LAO LI HIUM	Name:	TAN CHIN TEONG
NRIC No.:	810418-10-5606	NRIC No.:	730512-14-5671

THE PURCHASER

The execution of this Agreement by	)
GRAPHJET TECHNOLOGY SDN BHD	)
REGISTRATION NO. 201901046089 (1355419-P))
was duly effected in a manner authorised by its	)
constitution under its Common Seal	)
which said Common Seal was hereunto duly affixed	)
in the presence of:-)

…………………………………………		…………………………………………
Director/Secretary

Name:	YEW SOH POOI	Name:	LAI THER WEI
NRIC No.:	700519-08-5432	NRIC No.:	821121-14-5811

GTI

The execution of this Agreement by	)
GRAPHJET TECHNOLOGY	)
REGISTRATION NO.: 379437)
was duly effected in a manner authorised by its	)
constitution

…………………………………………
Director

Name:	LAI THER WEI
NRIC No.:	821121-14-5811

Execution Page |

DATED THIS 19th DAY OF AUGUST, 2025

SALE AND PURCHASE AGREEMENT

BETWEEN

COSMO ESTEEM SDN BHD

(Registration No. 201301020752 (1050582-A))

(“Vendor”)

AND

GRAPHJET TECHNOLOGY SDN BHD

(Registration No. 201901046089 (1355419-P))

(“Purchaser”)

AND

GRAPHJET TECHNOLOGY

(Registration No.379437)

(“GTI”)

MESSRS. GARY TEH & NGIAM

Advocates & Solicitors

Unit 1608, 16th Floor

Block A, Damansara Intan

No. 1, Jalan SS20/27

47400 Petaling Jaya

Selangor Darul Ehsan

Tel: 03-7612 6982 Fax: 03-7666 5643

Ref: JN/Graphjet-SPA/25